Exhibit 99.1

PHINIA REPORTS STRONG FIRST QUARTER 2024 RESULTS
AND REAFFIRMS 2024 OUTLOOK

Auburn Hills, Michigan, April 25, 2024 – PHINIA Inc. (NYSE: PHIN), a leader in premium fuel systems, electrical systems, and aftermarket solutions, today reported results for the first quarter ended March 31, 2024.

First Quarter Highlights:
•U.S. GAAP net sales of $863 million, an increase of 3.4% compared with Q1 2023.
◦Excluding $17 million of contract manufacturing sales, sales were up slightly compared to Q1 2023. Favorable pricing and currency were partially offset by lower commercial vehicle sales in Europe.

•Operating income of $71 million and adjusted operating income of $97 million includes the benefit of a supplier settlement and inflationary pass-through. Operating margin of 8.2% and an adjusted operating margin of 11.5%, represents a year-over-year increase of 130 basis points (bps) and 170 bps, respectively.
◦Q1 2024 segment adjusted operating margin of 13.6% also includes the benefits noted above.
◦Corporate costs of $18 million were in line with expectations.

•U.S. GAAP net earnings of $0.62 per diluted share.
◦Excluding $0.46 per diluted share related to non-comparable items (detailed in the non-GAAP appendix below), adjusted net earnings of $1.08 per diluted share.

•Net earnings of $29 million with net margin of 3.4%, a year-over-year decrease of 80 bps.

•Adjusted EBITDA of $131 million with adjusted EBITDA margin of 15.5%, a year-over-year increase of 160 bps.

•Net cash generated by operating activities of $31 million.
◦ Adjusted free cash flow was $13 million.

Key Wins in Strategic Growth Markets:
New business wins remained strong across all end markets. A few examples of new business awards in Q1 are:

•Important contract extension win and volume uplift to supply fuel injectors to a leading global original equipment manufacturer (OEM), in the commercial vehicle (CV) segment for its European business.

•Contract extension for important GDi fuel system with leading global OEM, supporting the customer with its localization plan in South America.

•Conquest business win to supply GDi fuel systems to a leading global OEM for one of its light vehicle (LV) platforms in North America.

Brady Ericson, President, and Chief Executive Officer of PHINIA commented: "I am pleased to report that we began the new year delivering strong first quarter results which support our full year guidance. The strong performance in the quarter was driven by our Aftermarket business, coupled with positive contributions from inflationary pass-through and a supplier settlement. Furthermore, the first quarter showcased the operating discipline of our teams as we are focused on realizing efficiencies and margin expansion across our business segments.

Our capital allocation strategy continues to be a balanced approach of investing for growth and returning value to our shareholders through cash dividend and share re-purchases. To that end, during the quarter, we paid $12 million in dividends and repurchased $23 million of our outstanding shares. Additionally, in early April, we strengthened our financial position even further with the issuance of $525 million of senior secured notes which enabled us to repay our Term Loan B facility and outstanding balance on our revolving credit facility. The completion of this refinancing initiative was an important step and provides us with more financial flexibility under which we can continue to invest in the strategic growth and evolution of the company.

We have delivered against the initiatives we have laid out and our financial results are also reflective of this. New business wins are at record levels with a significant portion being new business conquests which bodes well for further market share gains. Additionally, we are well positioned from a balance sheet perspective to execute our operating strategy and to address market conditions as they unfold for the remainder of 2024 and beyond.”

Balance Sheet and Cash Flow:

The Company ended the quarter with cash and cash equivalents of $325 million and $424 million of available capacity under its revolving credit facility. Long-term debt at quarter end was $706 million.

Capital expenditures during the quarter were $43 million with the funds primarily used for investments in new machinery and equipment related to new program launches. Dividends paid to shareholders in the quarter were $12 million while share repurchases totaled $23 million. Net cash provided by operating activities was $31 million and adjusted free cash flow was $13 million.

2024 Full Year Guidance:

The Company reaffirms its FY 2024 outlook for net sales of $3.42 billion to $3.58 billion, adjusted sales of $3.40 billion to $3.55 billion, net earnings and margin of $125 million to $160 million and 3.7% to 4.5%, respectively, adjusted EBITDA of $470 million to $510 million, and adjusted EBITDA margin of 13.8% to 14.4%. PHINIA expects to generate $160 million to $200 million in adjusted free cash flow. Adjusted tax rate is expected to be in the range of 28% to 32%.

The Company will host a conference call to review first quarter 2024 results and take questions from the investment community at 8:30 a.m. ET today. This call will be webcast at PHINIA Q1 2024 Earnings Call. Additional presentation materials will be available at Investors.phinia.com.

About PHINIA

PHINIA is an independent, market-leading, premium solutions and components provider with over 100 years of manufacturing expertise and industry relationships, with a strong brand portfolio that includes DELPHI®, DELCO REMY® and HARTRIDGE®. With over 13,000 employees across 44 locations in 20 countries, PHINIA is headquartered in Auburn Hills, Michigan, USA.

Across commercial vehicles and industrial applications (heavy-duty and medium-duty trucks, off-highway construction, marine, aviation, and agricultural), and light vehicles (passenger cars, trucks, vans and sport-utility), we develop fuel systems, electrical systems and aftermarket solutions designed to keep combustion engines operating at peak performance, while at the same time investing in advanced technologies to unlock the potential of alternative fuels.

By providing what the market needs today to become more efficient and sustainable, while also developing innovative products and solutions for a cleaner tomorrow, we are the partner of choice for a diverse array of commercial vehicle, industrial, light vehicle and aftermarket customers – powering our shared journey toward a cleaner tomorrow.

(DELCO REMY is a registered trademark of General Motors LLC, licensed to PHINIA Technologies Inc.)

IR contact:
Gordon Muir
Vice President and Treasurer
investors@phinia.com
+1 574-210-5713

Media contact:
Kevin Price
Global Brand & Communications Director
media@phinia.com
+44 (0) 7795 463871
# # #

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or other words of similar meaning.

Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: adverse changes in general business and economic conditions, including recessions, adverse market conditions or downturns impacting the vehicle and industrial equipment industries; our ability to deliver new products, services and technologies in response to changing consumer preferences, increased regulation of greenhouse gas emissions, and acceleration of the market for electric vehicles; competitive industry conditions; failure to identify, consummate, effectively integrate or realize the expected benefits from acquisitions or partnerships; pricing pressures from original equipment manufacturers (OEMs); inflation rates and volatility in the costs of commodities used in the production of our products; changes in U.S. administrative policy, including changes to existing trade agreements and any resulting changes in international trade relations; our ability to protect our intellectual property; failure of or disruption in our information technology infrastructure, including a disruption related to cybersecurity; our ability to identify, attract, retain and develop a qualified global workforce; difficulties launching new vehicle programs; failure to achieve the anticipated savings and benefits from restructuring and product portfolio optimization actions; extraordinary events (including natural disasters or extreme weather events), political disruptions, terrorist attacks, pandemics or other public health crises, and acts of war; risks related to our international operations; the impact of economic, political, and market conditions on our business in China; our reliance on a limited number of OEM customers; supply chain disruptions; work stoppages, production shutdowns and similar events or conditions; governmental investigations and related proceedings regarding vehicle emissions standards, including the ongoing investigation into diesel defeat devices; current and future environmental and health and safety laws and regulations; the impact of climate change and regulations related to climate change; liabilities related to product warranties, litigation and other claims; compliance with legislation, regulations, and policies, investigations and legal proceedings, and new interpretations of existing rules and regulations; tax audits and changes in tax laws or tax rates taken by taxing authorities; volatility in the credit market environment; impairment charges on goodwill and indefinite-lived intangible assets; the impact of changes in interest rates and asset returns on our pension funding obligations; the impact of restrictive covenants and requirements in the agreements governing our indebtedness on our financial and operating flexibility; our ability to achieve some or all of the benefits that we expect to achieve from the spin-off; other risks relating to the spin-off, including a delay or inability to transition key infrastructure, services and solutions, a determination that the spin-off does not qualify as tax-free for U.S. federal income tax purposes, restrictions under the Tax Matters Agreement, and our or BorgWarner Inc.’s failure to perform under various transaction agreements; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PHINIA Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except earnings per share)
	Three Months Ended March 31,
	2024	2023
Fuel Systems	$527	$509
Aftermarket	336	326
Net sales	863	835
Cost of sales	671	663
Gross profit	192	172
Gross margin	22.2%	20.6%

Selling, general and administrative expenses	104	99
Other operating expense, net	17	15
Operating income	71	58

Equity in affiliates’ earnings, net of tax	(3)	(3)
Interest expense	22	6
Interest income	(4)	(3)
Earnings before income taxes	56	58

Provision for income taxes	27	23
Net earnings	$29	$35

Earnings per share— diluted	$0.62	$0.75

Weighted average shares outstanding — diluted	46.1	47.0

PHINIA Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)
	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$325	$365
Receivables, net	1,023	1,017
Inventories	489	487
Prepayments and other current assets	80	58
Total current assets	1,917	1,927
Property, plant and equipment, net	888	921
Other non-current assets	1,173	1,193
Total assets	$3,978	$4,041

LIABILITIES AND EQUITY
Short-term borrowings and current portion of long-term debt	$90	$89
Accounts payable	612	639
Other current liabilities	420	420
Total current liabilities	1,122	1,148
Long-term debt	706	709
Other non-current liabilities	300	297
Total liabilities	2,128	2,154

Total equity
Total liabilities and equity	1,850	1,887
	$3,978	$4,041

PHINIA Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	March 31, 2024	March 31, 2023
OPERATING
Net cash provided by (used in) operating activities	$31	$(33)
INVESTING
Capital expenditures, including tooling outlays	(43)	(38)
Proceeds from asset disposals and other, net	1	—
Net cash used in investing activities	(42)	(38)
FINANCING
Repayments of debt, including current portion	(3)	—
Dividends paid to PHINIA stockholders	(12)	—
Payments for purchase of treasury stock	(23)	—
Payments for stock-based compensation items	(3)	—
Cash outflows related to debt due to former parent	—	(100)
Cash inflows related to debt due from former parent	—	30
Net transfers to former parent	—	67
Net cash used in financing activities	(41)	(3)
Effect of exchange rate changes on cash	12	4
Net decrease in cash and cash equivalents	(40)	(70)
Cash and cash equivalents at beginning of year	365	251
Cash and cash equivalents at end of period	$325	$181

PHINIA Inc.
Net Debt (Unaudited)
(in millions)

	March 31, 2024	December 31, 2023
Total debt	$796	$798
Cash and cash equivalents	325	365
Net debt	$471	$433

Non-GAAP Financial Measures
This press release contains information about PHINIA’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures below. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by PHINIA may not be comparable to similarly titled measures reported by other companies.

A reconciliation of each of projected Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, depreciation and amortization, adjusted to exclude the impact of restructuring expense, separation and transaction costs, other postretirement income and expense, equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted sales.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, separation and transaction costs, intangible asset amortization expense, impairment charges, other net expenses, and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by adjusted sales.

Adjusted Sales
The Company defines adjusted sales as net sales adjusted to exclude certain agreements with BorgWarner that were entered into in connection with the spin-off.

Adjusted Net Earnings Per Diluted Share
The Company defines adjusted net earnings per diluted share as net earnings per share adjusted to exclude the tax-effected impact of restructuring expense, separation and transaction costs, impairment charges, other net expenses, and other gains, losses and tax amounts not reflective of the Company’s ongoing operations.

Adjusted Free Cash Flow
The Company defines adjusted free cash flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures, including tooling outlays.

Adjusted Sales (Unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Fuel Systems net sales	$527	$509
Spin-off agreement adjustment	(17)	—
Fuel Systems adjusted sales	510	509

Aftermarket net sales	336	326
Adjusted sales	$846	$835

Adjusted Operating Income and Operating Income Margin (Unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Operating income	$71	$58
Separation and transaction costs	17	18
Intangible asset amortization expense	7	7
Restructuring expense	2	4
Royalty income from Former Parent	—	(5)
Adjusted operating income	$97	$82

Net sales	$863	$835
Operating margin %	8.2%	6.9%
Adjusted sales	$846	$835
Adjusted operating margin %	11.5%	9.8%
____________________________

Segment Adjusted Operating Income and Segment Operating Income Margin (Unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Fuel Systems	$55	$43
Margin %	10.8%	8.4%
Aftermarket	60	48
Margin %	17.9%	14.7%
Segment adjusted operating income	$115	$91
Margin %	13.6%	10.9%
____________________________

Adjusted EBITDA and EBITDA Margin (Unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Net earnings	$29	$35
Depreciation and tooling amortization	34	34
Provision for income taxes	27	23
Intangible asset amortization expense	7	7
Interest expense	22	6
Interest income	(4)	(3)
EBITDA	115	102
Separation and transaction costs	17	18
Royalty income from Former Parent	—	(5)
Restructuring expense	2	4
Equity in affiliates' earnings, net of tax	(3)	(3)
Adjusted EBITDA	$131	$116

Adjusted sales	$846	$835
Adjusted EBITDA margin %	15.5%	13.9%

Net Earnings to Adjusted Net Earnings (Unaudited)
(in millions)
	Three Months Ended March 31,
	2024	2023
Net earnings	$29	$35

Separation and transaction costs	16	18
Intangible asset amortization	6	7
Restructuring expense	2	3
Royalty income from Former Parent	—	(5)
Tax adjustments	(2)	(2)

Adjusted net earnings	$51	$56

Adjusted Net Earnings Per Diluted Share (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net earnings per diluted share	$0.62	$0.75

Separation and transaction costs	0.34	0.38
Intangible asset amortization expense	0.13	0.15
Restructuring expense	0.03	0.06
Royalty income from Former Parent	—	(0.11)
Tax adjustments	(0.04)	(0.04)

Adjusted net earnings per diluted share	$1.08	$1.19

Adjusted Free Cash Flow (Unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$31	$(33)
Capital expenditures, including tooling outlays	(43)	(38)
Effects of separation-related transactions	25	19
Adjusted free cash flow	$13	$(52)

Adjusted Sales Guidance (Unaudited)
(in millions)

	Full Year 2024 Guidance
	Low	High
Net sales	$3,420	$3,575
Spin-off agreement adjustment	(20)	(25)
Adjusted sales	$3,400	$3,550